 Exhibit 21.01

LIST OF SUBSIDIARIES
AS OF DECEMBER 31, 2014

DOMESTIC SUBSIDIARIES

Name
7601 Trade Port Drive, LLC, a Kentucky limited liability company
935 KOP Associates, LLC, a Pennsylvania limited liability company
935 HQ Associates, LLC, a Delaware limited liability company
1075 First Global Associates, LLC, a Pennsylvania limited liability company
Baazee.com, Inc., a Delaware corporation
Bill Me Later, Inc., a Delaware corporation
Duff Research, LLC, a California limited liability company
eBay China, Inc., a Delaware corporation
eBay Domestic Holdings, Inc., a Delaware corporation
eBay Foundation, a California private foundation
eBay Insurance Services, Inc., a Delaware corporation
eBay International Inc., a Delaware corporation
eBay Mobile Labs, Inc., a Delaware corporation
eBay Partner Network, Inc., a Delaware corporation
eBay Real Estate, Inc., a Delaware corporation
eBay Software Foundation LLC, a Delaware limited liability company
Eureka Labs, Inc., a Delaware corporation
Global Commerce Services, Inc., a Delaware corporation
GSI Commerce, Inc., a Delaware corporation, DBA eBay Enterprise, Inc.
Half.com, Inc., a Pennsylvania corporation
KOP Promotions LLC, a Virginia limited liability company
Last Minute Transactions, Inc., a Delaware corporation
Marketplace Insurance Inc., a Hawaii corporation
PayPal Asset Management, Inc., a Delaware corporation
PayPal Charitable Giving Fund, a Delaware non-stock corporation
PayPal Data Services, Inc., a Delaware corporation
PayPal Gift Card Services, Inc., a Arizona corporation
PayPal Global Holdings, Inc., a Delaware corporation
PayPal, Inc., a Delaware corporation
ProStores, Inc., a Delaware corporation
Shutl, Inc., a Delaware corporation
StubHub, Inc., a Delaware corporation
Truvie Security, Inc., a Delaware corporation
Venmo, LLC., a Delaware limited liability company
WHERE, LLC, a Delaware limited liability company
WHI Solutions, Inc., a Delaware corporation
X.commerce, Inc., a Delaware corporation, DBA Magento, Inc.
Zvents, Inc., a California corporation

INTERNATIONAL SUBSIDIARIES

	Jurisdiction of	Percent Ownership
Name	Incorporation	If Less Than 100%

Autoact AB	Sweden
Baazee.com Private Limited	Mauritius
Bil Markedet ApS	Denmark
BillSafe GmbH	Germany
Den Bla Avis A/S	Denmark
EachNet.com Limited	Cayman Islands
eBay Advertising Group GmbH	Germany
eBay Asia Pacific Regional Management Services Ltd.	Korea
eBay Australia and New Zealand Pty Limited	Australia
eBay Canada Limited	Canada
eBay China Limited	Cayman Islands, British West Indies
eBay Classifieds Argentina S.R.L.	Argentina
eBay Classifieds Denmark ApS	Denmark
eBay Classifieds Mexico, S. de R.L. de C.V.	Mexico
eBay Corporate Services GmbH	Germany
eBay Czech Republic s.r.o.	Czech Republic
eBay do Brasil Servicos de Consultoria e Marketing Ltda	Brazil
e-Dialog Singapore Private Ltd.	Singapore
e-Dialog UK Limited	United Kingdom
eBay Enterprise e-Commerce (Shanghai) Corp. Ltd.	People's Republic of China
eBay Enterprise Fulfilment GmbH	Germany
eBay Europe Sarl	Luxembourg
eBay Europe Services Ltd.	Ireland
eBay France SAS	France
eBay GmbH	Germany
eBay e-Commerce Technology Operations (Shanghai) Co., Ltd.	People’s Republic of China
eBay Engineering & Research Center (Shanghai) Co., Ltd.	People’s Republic of China
eBay India Pvt. Ltd.	India
eBay International Advertising GmbH	Switzerland
eBay International AG	Switzerland
eBay International Fund Co. 2 Sarl	Luxembourg
eBay International Hong Kong Ltd.	Hong Kong
eBay International Marketing GmbH	Switzerland
eBay International Treasury Center Sarl	Luxembourg
eBay International Treasury Center 2 Sarl	Luxembourg
eBay Israel Holding Ltd.	Israel
eBay Italia S.r.l.	Italy
eBay Japan K.K.	Japan
eBay Korea Co., Ltd.	Korea	99.9%
eBay KTA (UK) Limited	United Kingdom
eBay Management (Shanghai) Co., Ltd.	People’s Republic of China
eBay Marketing (Thailand) Company Limited	Thailand
eBay Motors India Private Limited	India
eBay Malaysia Sdn Bhd	Malaysia
eBay Merchant Services GmbH	Germany
eBay New Ventures K.K.	Japan
eBay Polska Sp z o.o.	Poland
eBay RU LLC	Russia
eBay Services Sarl	Luxembourg
eBay Services Mexico S. de R.L. de C.V.	Mexico
eBay Sweden AB	Sweden
eBay Singapore Services Private Limited	Singapore
eBay Software Technologies (Shanghai) Co., Ltd.	People’s Republic of China

	Jurisdiction of	Percent Ownership
Name	Incorporation	If Less Than 100%
eBay Spain International, S.L.	Spain
eBay Taiwan Company Ltd.	Taiwan
eBay Treasury Sarl	Luxembourg
eBay Treasury International Fund Co. Sarl	Luxembourg
eBay (UK) Limited	United Kingdom
Enterprises Kijiji Canada Inc.	Canada
EU Liaison Office BVBA	Belgium
Gitti Gidiyor Bilgi Teknolojileri Sanayi ve Ticaret Anonim Sirketi	Turkey	93%
GSI Commerce GmbH	Germany
GSI Commerce Solutions International , S.L.	Spain
GSI Commerce Japan K.K.	Japan
GSI Luxembourg S.a.r.l.	Luxembourg
Gumtree.com Limited	United Kingdom
Gumtree South Africa (Pty) Ltd.	South Africa
Internet Performance Testing Ltd.	British Virgin Islands
Kijiji International Limited	Ireland/Luxembourg
Kijiji Italia s.r.l.	Italy
Kijiji Norway AS	Norway
LLC NBCI “PayPal RU”	Russian Federation
Marktplaats B.V.	The Netherlands
mobile.de GmbH	Germany
Nihon PayPal K.K.	Japan	50%
PayPal Argentina SRL	Argentina
PayPal Australia Pty Limited	Australia
PayPal Bilisim Hizmetleri Limited Sirketi	Turkey
PayPal CA Limited	Canada
PayPal Credit Pty Ltd.	Australia
PayPal Deutschland GmbH	Germany
PayPal Do Brasil Servicos de e Pagamentos Ltda.	Brazil
PayPal (Europe) Ltd.	United Kingdom
PayPal (Europe) Sarl	Luxembourg
PayPal (Europe) Sarl et Cie, SCA	Luxembourg
PayPal Europe SE	Ireland
PayPal Europe Services Ltd.	Ireland
PayPal European Marketing S.A.	Switzerland
PayPal France SAS	France
PayPal Hong Kong Limited	Hong Kong
PayPal India Private Limited	India
PayPal Information Technologies (Shanghai) Co., Ltd.	People’s Republic of China
PayPal International Limited	Ireland/Singapore
PayPal International Sarl	Luxembourg
PayPal Israel Holding (2008) Ltd.	Israel
PayPal Israel Ltd.	Israel
PayPal Italia s.r.l.	Italy
PayPal Japan K.K.	Japan
PayPal Korea Services LLC	Korea
PayPal Malaysia Services Sdn Bhd	Malaysia
PayPal Mexico, S. de R.L. de C.V.	Mexico
PayPal Nederlands B.V.	The Netherlands
PayPal Payments Pte. Holdings S.C.S.	Luxembourg
PayPal Payments Pte. Ltd.	Singapore
PayPal Payments Private Limited	India
PayPal Philippines, Inc.	Philippines
PayPal Polska Sp z o.o.	Poland
PayPal Pte. Ltd.	Singapore
PayPal SE	United Kingdom

	Jurisdiction of	Percent Ownership
Name	Incorporation	If Less Than 100%
PayPal Services Canada Limited	Canada
PayPal Settlement Services (ChongQing) Co., Ltd.	People’s Republic of China
PayPal Spain S.L.	Spain
PayPal Taiwan Services Limited	Taiwan
PayPal (UK) Limited	United Kingdom
PayPal 2 Sarl	Luxembourg
PayPal 3 Sarl	Luxembourg
PayPal 4 Sarl	Luxembourg
Private Sale GmbH	Germany
Private Sale International GmbH	Germany
PT PayPal Marketing Services	Indonesia
Shanghai An Jie Bao Tong Network Technology Co., Ltd.	People’s Republic of China
Shanghai eBay Network Information Services Co., Ltd.	People’s Republic of China	50%
Shopping.com GmbH	Germany
Shopping.com UK Ltd.	United Kingdom
Shutl Limited	United Kingdom
StubHub Europe Sarl	Luxembourg
StubHub Services Sarl	Luxembourg
Via-Online GmbH	Germany
WHERE d.o.o.	Croatia
X.Commerce Development LLC	Ukraine
Zendor/GSI Commerce Limited	United Kingdom
Zong SA	Switzerland
Zong GmbH	Germany